                                                                 Exhibit 3.5

                            ARTICLES OF INCORPORATION

                                       OF

                            J. L. FRENCH CORPORATION



     Executed by the undersigned, natural person over the age of twenty-one years, for the purpose of forming a Wisconsin corporation under Chapter 180 of the Wisconsin Statutes:

     ARTICLE I -- NAME
     -----------------
          The name of the corporation shall be J. L. FRENCH CORPORATION.

     ARTICLE II -- TERM
     ------------------
          The period of existence shall be perpetual.

     ARTICLE III -- PURPOSE
     ----------------------
          The purpose shall be to engage in any lawful business or purpose whatever for which corporations may be organized under the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes.

     ARTICLE IV -- SHARES
     --------------------
          The number of shares which it shall have authority to issue, itemized by classes, par value of shares, shares without par value, and series, if any, within a class, is:

          CLASS          NUMBER OF SHARES           PAR VALUE PER SHARES
          -----          ----------------           ---------------------
          Common             1,250               Shares are without par value

     ARTICLE V -- INITIAL OFFICE
     ---------------------------
          Address of initial registered office is 602 North 6th Street, Sheboygan, Wisconsin, 53081.

     ARTICLE VI -- NAME OF AGENT
     ---------------------------
          Name of initial registered agent at said address is

     ARTICLE VII -- DIRECTORS
     ------------------------
          The number of directors constituting the initial board of directors shall be three. Thereafter the number may be fixed by law but shall not be less than three.

     ARTICLE VIII -- INCORPORATORS
     -----------------------------
          The name and address of the incorporator is

               Name                       Address
               ----                       -------
          James L. French           1132 North 5th Street,
                                    Sheboygan, Wisconsin 53081

     ARTICLE IX -- AMENDMENTS
     ------------------------
          These articles may be amended in the manner authorized by law at the time of amendment.

          Executed in duplicate on the 5th day of August, 1968



                                      /s/ JAMES L. FRENCH
                                      ---------------------------------------
                                      James L. French


STATE OF WISCONSIN )
                   )  ss.
SHEBOYGAN COUNTY   )


          Personally came before me this 5th day of August, 1968, the above named James L. French to me known to be the person who executed the foregoing instrument and acknowledged the same.


                                      /s/ Alvin R. Kloet
                                      ---------------------------------------
                                      Notary Public, Sheboygan Co.,
                                      Wisc.
                                      My Commission is Permanent.

                                   ORIGINAL


-------------------------------------------------------------------------------










-------------------------------------------------------------------------------

ARTICLES OF INCORPORATION
OF
J. L. FRENCH CORPORATION

-------------------------------------------------------------------------------

                              STATE OF WISCONSIN
                              DEPARTMENT OF STATE
                                     FILED
                                  AUG 14 1968
                              ROBERT C. ZIMMERMAN
                              SECRETARY OF STATE

                                    $40.00

-------------------------------------------------------------------------------

                                  LAW OFFICES

                                 OLSEN & KLOET
                             602 NORTH 6TH STREET
                             SHEBOYGAN, WISCONSIN

                           ARTICLES OF AMENDMENT TO
                         ARTICLES OF INCORPORATION OF
                           J. L. FRENCH CORPORATION

     KNOW ALL MEN BY THESE PRESENTS, that the sole shareholder of J. L. FRENCH CORPORATION, a corporation organized under the laws of the State of Wisconsin, at a special meeting of such shareholders held and convened on April 6, 1985, pursuant to the Articles of Incorporation and By-Laws of the corporation, adopted the following amendment to the Articles of Incorporation of J. L. French Corporation:

                                  RESOLUTION

     "BE IT RESOLVED: that ARTICLE VII of the Articles of Incorporation be and the same hereby is amended to read as follows:

     ARTICLE VII - DIRECTORS
     The number of directors may be fixed from time to time by the By-Laws but shall not be less than the minimum number allowed by Wisconsin Law.

     The number of shares of the corporation outstanding and the number of shares entitled to vote thereon at the time of the adoption of such amendment was 500 common shares, no par value. Of such shares, five hundred (500) shares were present and represented at such meeting, and all of such common shares voted for and none against such amendment, such vote being the affirmative vote of the majority of the shares of the corporation issued and outstanding and entitled to vote thereon.

     The Original Articles of Incorporation were recorded in Volume 550 of Records on pages 190 3, on the 16th day of August, 1968 at 9:07 A.M. in the office of the Register of Deeds for Sheboygan County, Wisconsin as Document Number 905435.

     IN WITNESS WHEREOF, we, James L. French, President, and Mary Lou French, Secretary, of J. L. French Corporation have hereunto affixed our signatures and have caused the seal of the corporation to be hereunto affixed at Sheboygan, Sheboygan County, Wisconsin, this 6th day of April, 1985.


                                         /s/ James L. French
                                         --------------------------------------
                                         JAMES L. FRENCH            President

[CORPORATE SEAL]

                                         /s/ Mary Lou French
                                         --------------------------------------
                                         MARY LOU FRENCH            Secretary


This instrument was drafted by:
Atty. Alvin R. Kloet

Amendment
---------

Change directors provision

Return recorded document to:

Atty. Alvin R. Kloet
Chase, Olsen, Kloet & Gunderson                                    [STAMP]
392 North 6th Street
Sheboygan, Wisconsin 53081

                      AMENDMENT TO ARTICLES OF INCORPORATION
                      --------------------------------------
                                       OF
                                       --
                             J. L. FRENCH CORPORATION
                             ------------------------


    RESOLVED, That the Articles of Incorporation be amended to provide for two classes of Common shares of stock and one class of Preferred shares of stock and, accordingly, "ARTICLE IV - SHARES" of the Articles of Incorporation of J. L. FRENCH CORPORATION be and the same hereby is amended to read as follows:

                             "ARTICLE IV - SHARES
                              -------------------

         "The capital shares of this Corporation shall be as follows:

         "(1) COMMON SHARES. There shall be two (2) classes of Common Shares:

              (a) Class "A" VOTING Common Shares; and
              (b) Class "B" NON-VOTING Common Shares.

    The Class "A" and Class "B" Common Shares shall be identical in all respects, except that the holders of Class "B" Common Shares shall have no voting power for any purpose whatsoever, except as specifically provided herein, and the holders of Class "A" Common Shares shall, to the exclusion of the holders of Class "B" Common Shares, have full voting power for all purposes. The aggregate number of Common Shares which the Corporation shall have authority to issue is 30,000 shares without par value, consisting of:

              "(i) 10,000 shares designated 'Class "A" Voting Common Shares';
         and

              "(ii) 20,000 shares designated 'Class "B" Non-Voting Common
         Shares'.

              "(iii) The following rights, privileges, and limitations shall attach to the Class "B" Non-Voting Common Shares: Class "B" Non-Voting Common Shareholders shall be permitted to vote along with Class "A" Voting Common Shareholders on any provision to allow Preferred Shares to be converted into Class "B" Non-Voting Shares; and Class "B" Non-Voting Common Shareholders shall be permitted to vote along with Class "A" Voting Common Shareholders on any provision to allow Preferred Shares to be converted into Class "A" Voting Common Shares.

         "(2) PREFERRED SHARES. In addition to the above Common Shares, there shall be one class of Preferred Shares. The aggregate number of Preferred Shares which this Corporation shall have authority to issue is 10,000 shares, having a par value of Five Hundred Dollars ($500.00) per share. The following is a description of the powers, preferences, and rights and the restrictions, qualifications, and limitations of the Preferred Stock authorized above:

              "(a) The Board of Directors may, except as otherwise provided below, by resolution from time to time classify or reclassify and issue in one or more series any unissued shares of Preferred Stock and may fix or alter in one or more respects, from time to time before reissuance of such shares, the number and designation of any series or classification, liquidation and dividend rights, preference rights, redemption rights, conversion rights, and any other rights, restrictions and qualifications of and the terms of any purchase, retirement, or sinking fund which may be provided for such shares of Preferred Stock.

              "(b) The Preferred Shares of the Corporation shall be non-voting shares.

              "(c) No holder of stock of the Corporation shall be entitled as a matter of right preemptive or otherwise, to subscribe for or purchase any part of any Preferred Stock now or hereafter authorized to be issued, or shares thereof, held in the treasury of the Corporation, whether issued for cash or other consideration or by way of dividend or otherwise.

              "(d) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, the holders of the Preferred Stock shall be entitled to receive Five Hundred Dollars ($500.00) in cash for each share thereof, together with an amount in cash equal to any declared dividends thereon to the date of such payment, before any distribution of the assets of the Corporation shall be made to the holders of Common Stock. After such payment shall have been made in full to the holders of the outstanding Preferred Stock or funds necessary for such payment shall have been set aside in trust for the account of the holders of the outstanding Preferred Stock so as to be and continue available therefor, the holders of the outstanding Preferred Stock shall be entitled to no further participation in such distribution of the assets of the Corporation and the remaining assets of the Corporation shall be divided and distributed among the holders of the Common Stock then outstanding according to their respective shares. If, upon such liquidation, dissolution, or winding up, the assets of the Corporation distributable as aforesaid among the holders of the Preferred Stock shall be insufficient to permit the payment to them of said amount, the entire assets shall be distributed ratably among the holders of the Preferred Stock. A consolidation or merger of the Corporation, a sale or transfer of all or substantially all of its assets as an entirety, or any purchase or redemption of stock of the Corporation of any class, shall not be regarded as a "liquidation, dissolution, or winding up of the affairs of the Corporation" within the meaning of this paragraph.

          "(e) The holders of record of Preferred Stock shall be entitled to receive, when and as declared from the surplus only by the Board of Directors, non-cumulative cash dividends at the rate of, but never exceeding, Twelve Percent (12%) per annum per share for the fiscal year ending with July 31, 1989, and for each and every fiscal year thereafter, payable each year after the annual meeting of the Corporation in preference and priority to any payment for and any dividends upon the Class "A" Voting Common Shares and Class "B" Non-Voting Common Shares for such fiscal year; and, if such surplus of any fiscal year is not sufficient to pay a dividend of Twelve Percent (12%) per annum per share on said Preferred Shares, then such dividend declared by the Board of Directors may be paid thereon as such surplus of such fiscal year will suffice to pay.

               "After the full Twelve Percent (12%) dividend on the Preferred Shares for such fiscal year has been paid or declared and a sum sufficient for the payment thereof set apart, dividends on the Class "A" Voting Common Shares and Class "B" Non-Voting Common Shares may be paid out of the remainder of the surplus available therefor.

          "(f) Such other preferences, limitations, and relative rights as the Board of Directors may require at the time of issuance, but such provisions shall be set forth on the stock certificates and may not be changed without reissuing such stock with the consent of the holder thereof."

          ----------------------------------------------------------

     The undersigned officers of J.L. FRENCH CORPORATION, a Wisconsin corporation with registered office in Sheboygan County, Wisconsin, CERTIFY:

     The foregoing amendment of the articles of incorporation of said corporation was consented to in writing by the holders of all shares entitled to vote with respect to the subject matter of said amendment, duly signed by said shareholders or in their names by their duly authorized attorneys.

     Executed in duplicate and seal affixed this 21st day of December 1987.

                                     /s/ James L. French
                                     -----------------------------------
                                     JAMES L. FRENCH, President
(SEAL)
                                     /s/ Mary Lou French
                                     -----------------------------------
                                     MARY LOU FRENCH, Secretary

This document was drafted by:

Attorney Alexander Hopp

                                                  $12 Sheboygan


                                   Amendment
                                   ---------


Increase authorized shares from:  1,250 Shares Common N.P.O.
       To: 10,000 Shares Class A Voting Common Shares N.P.O.
           20,000 Shares Class B Non-Voting Common Shares N.P.O.
           10,000 Shares Preferred at $500.00 P.O.



                                   [STAMP]


                                  Atty. Alexander Hopp
                                  Hopp, Hodson, [ILLEGIBLE]
                                  601 North 5th St.
                                  P.O. Box 178
                                  Sheboygan, Wis. 53082

                      AMENDMENT TO ARTICLES OF INCORPORATION
                      --------------------------------------
                                       OF
                                       --
                             J. L. FRENCH CORPORATION
                             ------------------------


    RESOLVED, That Subsection (2)(e) of "ARTICLE IV - SHARES" of the Articles of Incorporation be amended to read:

         "(e) The holders of record of Preferred Stock shall be entitled to receive, when and as declared from the surplus only by the Board of Directors, non-cumulative cash dividends at the rate of, but never exceeding, Twelve Percent (12%) per annum per share for the fiscal year ending with July 31, 1988, and for each and every fiscal year thereafter, payable each year after the annual meeting of the Corporation in preference and priority to any payment for and any dividends upon the Class "A" Voting Common Shares and Class "B" Non-Voting Common Shares for such fiscal year; and if such surplus of any fiscal year is not sufficient to pay a dividend of Twelve Percent (12%) per annum per share on said Preferred Shares, then such dividend declared by the Board of Directors may be paid thereon as such surplus of such fiscal year will suffice to pay.

         "After the full Twelve Percent (12%) dividend on the Preferred Shares for such fiscal year has been paid or declared and a sum sufficient for the payment thereof set apart, dividends on the Class "A" Voting Common Shares and Class "B" Non-Voting Common Shares may be paid out of the remainder of the surplus available therefor."

(The only change in the above subsection is the change of the date from July 31, 1989, to July 31, 1988. In all other regards the subsection is the same.)


                        ------------------------------


    The undersigned officers of J. L. FRENCH CORPORATION, a Wisconsin corporation with registered office in Sheboygan County, Wisconsin, CERTIFY:

    The foregoing amendment of the articles of incorporation of said corporation was consented to in writing by the holders of all shares entitled to vote with respect to the subject matter of said amendment, duly signed by said share-holders or in their names by their duly authorized attorneys.


Executed in duplicate and seal affixed this 4th day of February 1988.


                                       /s/ James L. French
                                       --------------------------------
                                       JAMES L. FRENCH, President


                                       /s/ Mary Lou French
                                       --------------------------------
                                       MARY LOU FRENCH, Secretary

Amendment

                      AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                             J. L. FRENCH CORPORATION



          RESOLVED, that "Article IV - Shares" of the Articles of
Incorporation of J. L. French Corporation ???:

                               "Article IV - Shares

               The capital shares of this Corporation shall be as follows:

               There shall be one (1) class of stock, being common stock which may be issued in two series:

               (1)  Series "A" VOTING Common Shares; and
               (2)  Series "B" NON-VOTING Common Shares.

          The Series "A" and Series "B" Common Shares shall be identical in all respects, except that the holders of Series "B" Common Shares shall have no voting authority or power for any purpose whatsoever and the holders of Series "A" Common Shares shall, to the exclusion of the holders of Series "B" Common Shares, have full voting power for all purposes. The aggregate number of Common Shares which the Corporation shall have authority to issue is 30,000 shares without par value, consisting of:

               (a)  10,000 shares designated `Series "A" Voting Common
          Shares'; and

               (b) 20,000 shares designated `Series "B" Non-Voting Common Shares'."

          --------------------------------------------------------------------

          The undersigned officers of J. L. FRENCH CORPORATION, a Wisconsin corporation with registered office in Sheboygan County, Wisconsin. CERTIFY:

          The foregoing amendment of the articles of incorporation of said corporation was consented to in writing to the holders of all shares entitled to vote with respect to the subject matter of said amendment, ??? by said shareholders or in their names by ??? authorized attorneys.

          Executed in duplicate and seal affixed this 27th day of July 1988.




                                              --------------------------------
                                              JAMES L. FRENCH, President

(SEAL)

                                              --------------------------------
                                              MARY LOU FRENCH, Secretary







This document was drafted by:
Attorney Alexander Hopp




                                       -2-